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                                 Exhibit 23.3

                       Consent of Grant Thornton L.L.P.
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated January 10, 1996 accompanying the consolidated financial statements included in the Annual Report of RF Power Products, Inc. and Subsidiary on Form 10-K of the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of RF Power Products, Inc. and Subsidiary on Form S-8.



/s/ GRANT THORNTON LLP


Philadelphia, Pennsylvania
August 28, 1997